Exhibit 7.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE CHASE MANHATTAN BANK, N.A

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)

270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

DOMTAR INC.
(Exact name of obligor as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification No.)

395 de Maisonneuve Blvd. West Montreal, Quebec, Canada (Address of principal executive offices)	H3A 1L6 (Zip Code)

Senior Notes
(Title of the indenture securities)

GENERAL

Item 1. General Information.

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                    New York State Banking Department, State House, Albany, New York 12110.

                    Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                    Federal Deposit Insurance Corporation, Washington, D.C., 20429.

               (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2. Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16. List of Exhibits

               List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

               2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

               3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

               4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

               5. Not applicable.

               6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

               7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

               8. Not applicable.

               9. Not applicable.

SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, N.A., a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 6th day of May, 2005.

THE CHASE MANHATTAN BANK

By

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business December 31, 2004, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$33,880
Interest-bearing balances	32,628
Securities:
Held to maturity securities	110
Available for sale securities	78,962
Federal funds sold and securities purchased under agreements to resell Federal funds sold in domestic offices	31,459
Securities purchased under agreements to resell	106,872
Loans and lease financing receivables:
Loans and leases held for sale	24,495
Loans and leases, net of unearned income	$341,550
Less: Allowance for loan and lease losses	5,313
Loans and leases, net of unearned income and allowance	336,237
Trading Assets	236,768
Premises and fixed assets (including capitalized leases)	7,994
Other real estate owned	141
Investments in unconsolidated subsidiaries and associated companies	786
Customers’ liability to this bank on acceptances outstanding	471
Intangible assets Goodwill	23,120
Other Intangible assets	9,871
Other assets	43,571
TOTAL ASSETS	$967,365

LIABILITIES

Deposits In domestic offices	$367,865
Noninterest-bearing	$133,284
Interest-bearing	234,581
In foreign offices, Edge and Agreement subsidiaries and IBF’s	149,845
Noninterest-bearing	$7,002
Interest-bearing	142,843
Federal funds purchased and securities sold under agree- ments to repurchase:
Federal funds purchased in domestic offices	15,415
Securities sold under agreements to repurchase	71,311
Trading liabilities	140,576
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	77,735
Bank’s liability on acceptances executed and outstanding	471
Subordinated notes and debentures	18,767
Other liabilities	43,384
TOTAL LIABILITIES	885,369
Minority Interest in consolidated subsidiaries	1,356

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock	58,290
Retained earnings	20,968
Accumulated other comprehensive income	(403)
Other equity capital components	0
TOTAL EQUITY CAPITAL	80,640

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$967,365

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR. )
JAMES DIMON ) DIRECTORS
MICHAEL J. CAVANAGH )